NEWS RELEASE

CONTACT:   Kenneth J. Wagner, SVP Investor Relations
           Provident Financial Services, Inc.
           (201) 915-5344

FOR RELEASE 7:43 A.M. Eastern Time: October 28, 2005


     Provident Financial Services, Inc. Announces 18% Increase in Quarterly
       Earnings Per Share and Declares Increased Quarterly Cash Dividend


JERSEY CITY, NJ, October 28 /PRNewswire-First Call/ - Provident Financial Services, Inc. (NYSE:PFS) (the "Company") reported basic and diluted earnings per share of $0.23 for the quarter ended September 30, 2005, representing increases of 17.8% and 17.5%, respectively, compared to basic and diluted earnings per share of $0.19 for the quarter ended September 30, 2004. Basic and diluted earnings per share were $0.66 and $0.65, respectively, for the nine months ended September 30, 2005, representing increases of 20.9% and 20.0%, respectively, compared to basic and diluted earnings per share of $0.54 for the nine months ended September 30, 2004. Net income for the three months ended September 30, 2005 totaled $14.9 million, an increase of $1.6 million, or 11.9%, compared to $13.3 million reported for the same period in 2004. Net income was $43.7 million for the nine months ended September 30, 2005, an increase of $11.5 million, or 35.7%, compared to $32.2 million for the same period in 2004.

The earnings and per share data reflect the inclusion of the operations of First Sentinel Bancorp, Inc. ("First Sentinel") which merged with the Company on July 14, 2004, and the related issuance of 18.5 million shares of the Company's common stock in connection with the merger, from the July 14, 2004 merger date. Earnings for the nine months ended September 30, 2005 were also impacted by the acceptance of a Voluntary Resignation Initiative ("VRI") by certain officers of the Company in the second quarter of 2005, which resulted in an after-tax charge of $815,000. Third quarter and nine months 2004 earnings were impacted by one-time expenses related to the merger and integration of First Sentinel's operations of approximately $870,000, net of tax.

Paul M. Pantozzi, Chairman and Chief Executive Officer, commented, "Our third quarter results reflect our disciplined response to the challenges of the current operating environment. As the yield curve continued to flatten, we remained competitive but not aggressive in our pricing of both loans and deposits in order to minimize compression of our net interest margin. We viewed this as a strategic priority as opposed to balance sheet growth for its own sake. We remained similarly disciplined in our ongoing management of non-interest expense toward the goal of improvement in our operating efficiency. Finally, our capital management strategy has remained on track, as evidenced by the repurchase of 1.6 million shares during the quarter and the Board's approval of an increased cash dividend."

Declaration of Quarterly Dividend

The Company's Board of Directors declared a quarterly cash dividend of $0.09 per common share, an increase of 12.5% from the prior quarter's cash dividend of $0.08 per share, payable on November 30, 2005, to stockholders of record as of the close of business on November 14, 2005.

Balance Sheet Summary

Total assets were $6.18 billion at September 30, 2005, compared to $6.43 billion at December 31, 2004, as reductions in securities balances were used to fund repayments of borrowings, net deposit outflows and common stock repurchases.

Total investments decreased $265.7 million, or 14.0%, during the nine months ended September 30, 2005. The decrease was primarily attributable to paydowns on mortgage-backed securities and maturities of debt securities. In addition, the Company sold $32.7 million of primarily mortgage-backed securities during the period as part of its ongoing interest rate risk management process.

The Company's net loans decreased $26.2 million, or 0.7%, during the nine months ended September 30, 2005, despite loan originations of $841.1 million and purchases of $110.0 million, as loan repayments continued at an accelerated pace. Further contributing to this decline, the Company sold $31.5 million in 20- and 30- year fixed-rate residential mortgage loans during the nine months ended September 30, 2005, as another component of the Company's ongoing interest rate risk management process.

At September 30, 2005, the Company's unfunded loan pipeline totaled $793.8 million, including $318.7 million in construction loan commitments, $172.5 million in commercial loan commitments and $89.5 million in commercial mortgage commitments. This compares with an unfunded loan pipeline of $730.9 million at June 30, 2005.

Cash and cash equivalents increased $33.1 million, or 20.2%, during the nine months ended September 30, 2005, pending deployment into higher-yielding asset categories and/or repayment of maturing borrowings.

Borrowed funds decreased $117.7 million, or 10.1%, during the nine months ended September 30, 2005, as a result of maturities and paydowns on amortizing obligations.

Total deposits decreased $86.1 million, or 2.1%, during the nine months ended September 30, 2005. Total deposits were $3.96 billion at September 30, 2005, with core deposits, consisting of savings and demand deposit accounts, representing 64.6% of total deposits.

Treasury stock increased $83.3 million for the year-to-date. Common stock repurchases for the three and nine months ended September 30, 2005, totaled 1.6 million shares at an average cost of $17.82 per share, and 4.7 million shares at an average cost of $17.87 per share, respectively. At September 30, 2005, book value per share and tangible book value per share were $15.55 and $9.24, respectively. An additional 2.7 million shares remain eligible for repurchase under the current common stock repurchase authorization.

Results of Operations

Net Interest Margin

The net interest margin compressed three basis points to 3.31% for the quarter ended September 30, 2005, from 3.34% for the quarter ended June 30, 2005. This was a decrease of 12 basis points compared with the net interest margin of 3.43% for the quarter ended September 30, 2004. The weighted average rate for interest-earning assets was 5.11% for the three months ended September 30, 2005, compared with 5.01% for the trailing quarter and 4.89% for the three months ended September 30, 2004. The weighted average rate for interest-bearing liabilities was 2.13% for the quarter ended September 30, 2005, compared with 1.97% for the trailing quarter and 1.70% for the third quarter of 2004.

For the nine months ended September 30, 2005, the net interest margin was 3.35%. This was a decrease of six basis points compared with the net interest margin of 3.41% for the nine months ended September 30, 2004. The weighted average rate for interest-earning assets was 5.03% for the nine months ended September 30, 2005, compared with 4.77% for the nine months ended September 30, 2004. The weighted average rate for interest-bearing liabilities was 1.99% for the nine months ended September 30, 2005, compared with 1.69% for the nine months ended September 30, 2004. The increases in rates on interest-earning assets and interest-bearing liabilities reflect increases in market interest rates experienced throughout the past year.

Non-Interest Income

Non-interest income totaled $7.8 million for the quarter ended September 30, 2005, a decrease of $380,000, or 4.6%, compared to the same period in 2004. An increase of $531,000 in fee income for the quarter ended September 30, 2005, compared with the same period in 2004, was more than offset by a decrease in net gains on securities sales of $364,000 and a $578,000 decrease in other income. The increase in fee income was primarily attributable to loan prepayment fees and fees related to the outsourcing of the official check function. The reduction in other income was primarily attributable to the recognition of losses on loan sales of $221,000 during the quarter ended September 30, 2005, compared with gains of $90,000 realized during the same period in 2004.

For the year-to-date, non-interest income totaled $21.5 million, a decrease of $1.0 million, or 4.6%, compared to the same period in 2004. Increases in fee income of $1.7 million and income on Bank Owned Life Insurance ("BOLI") of $645,000 were more than offset by a reduction in securities gains of $1.2 million and a decline in other income of $2.2 million. The increase in fee income was primarily attributable to loan prepayment fees, ATM and debit card income, fees related to the outsourcing of the official check function and mortgage servicing fees. The increase in BOLI income was primarily a result of additional BOLI acquired from First Sentinel in the July 2004 merger. Other income for the nine months ended September 30, 2005, included losses on loan sales of $231,000, compared with gains of $1.4 million recorded in 2004.

Non-Interest Expense

For the three months ended September 30, 2005, non-interest expense decreased $4.3 million, or 12.6%, to $30.0 million, compared to $34.3 million for the three months ended September 30, 2004. Compensation and employee benefits expense decreased $2.6 million for the quarter ended September 30, 2005, compared with the same period in 2004, due primarily to reductions in staff and executive severance costs recorded in 2004. The Company employed 895 full-time equivalent employees at September 30, 2005, compared with 961 full-time equivalent employees at September 30, 2004. Advertising expense decreased $767,000 for the quarter ended September 30, 2005, compared with the same period in 2004, largely as a result of the cost of customer communications associated with the integration of the First Sentinel business in 2004. Amortization of intangibles decreased $358,000 for the quarter ended September 30, 2005, compared with the same period in 2004, primarily as a result of the conclusion of the amortization of a core deposit intangible from an earlier acquisition. Furthermore, other non-interest expense decreased $521,000 for the quarter ended September 30, 2005, compared with the same period in 2004, with significant reductions noted in consultant fees and printing and supplies expense.

For the nine months ended September 30, 2005, non-interest expense increased $7.6 million, or 8.7%, to $94.6 million, compared to $87.1 million for the nine months ended September 30, 2004. Compensation and employee benefits expense increased $3.8 million for the nine months ended September 30, 2005, compared with the same period in 2004, as a result of increased staffing following the First Sentinel acquisition and a $1.4 million expense recognized in the second quarter of 2005 in connection with the VRI. Amortization of intangibles increased $2.5 million for the nine months ended September 30, 2005, compared with the same period in 2004, primarily as a result of amortization of the core deposit intangible recorded in connection with the First Sentinel acquisition. Additional increases in occupancy expense of $2.2 million and data processing expense of $642,000 for the nine months ended September 30, 2005, compared with the same period in 2004, were also due primarily to the acquisition and integration of First Sentinel's operations. As a result of the First Sentinel acquisition, the Company added 22 full-service branch locations, including the former headquarters building, which now serves as the Provident Loan Center. Partially offsetting these increases, advertising and promotions expense declined $1.6 million for the nine months ended September 30, 2005, compared with the same period in 2004.

The Company's annualized non-interest expense as a percentage of average assets improved to 1.9% for the quarter ended September 30, 2005, compared with 2.2% for the same period in 2004. For the nine months ended September 30, 2005, annualized non-interest expense as a percentage of average assets was 2.0%, compared with 2.4% for the same period in 2004. The efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income) improved to 57.1% for the quarter ended September 30, 2005, compared with 62.3% for the same period in 2004. For the nine months ended September 30, 2005, the efficiency ratio was 59.3%, compared with 63.8% for the same period in 2004.


Asset Quality

The Company continues to emphasize asset quality. Total non-performing loans at September 30, 2005 were $6.5 million, or 0.18% of total loans, compared to $6.2 million, or 0.17% of total loans at December 31, 2004, and $4.9 million, or 0.13% of total loans at September 30, 2004. At September 30, 2005, the Company's allowance for loan losses was 0.89% of total loans, compared with 0.91% of total loans at December 31, 2004, and 0.90% of total loans at September 30, 2004. The Company recorded provisions for loan losses of $100,000 and $500,000 for the three and nine months ended September 30, 2005, respectively, compared with provisions of $1.1 million and $2.7 million for the three and nine months ended September 30, 2004, respectively. For the three and nine months ended September 30, 2005, net charge-offs totaled $832,000 and $1.6 million, respectively, compared with net charge-offs of $1.3 million and $2.6 million for the same periods in 2004.

About the Company

Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank that offers a full range of retail and commercial loan and deposit products. The Bank currently operates 76 full service branches throughout northern and central New Jersey.

Post Earnings Conference Call

Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on October 28, 2005 regarding highlights of the Company's third quarter 2005 financial results. The call may be accessed by dialing 1-877-407-9210 (Domestic) or 1-201-689-8049 (International). Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities  Exchange  Act  of  1934.  Such  forward-looking  statements  may  be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                      Consolidated Statements of Condition
              September 30, 2005 (Unaudited) and December 31, 2004
                             (Dollars in Thousands)

                            Assets                                      September 30, 2005              December 31, 2004
                                                                 --------------------------------- ----------------------------


Cash and due from banks                                         $                       127,076   $                  121,187
Federal funds sold                                                                       60,000                       16,000
Short-term investments                                                                    9,680                       26,507
                                                                 --------------------------------- ----------------------------
                  Total cash and cash equivalents                                       196,756                      163,694
                                                                 --------------------------------- ----------------------------

Investment securities (market value of $420,375
        at September 30, 2005 (unaudited) and $450,071
        at December 31, 2004)                                                           421,057                      445,633
Securities available for sale, at fair value                                          1,170,318                    1,406,340
Federal Home Loan Bank stock                                                             43,208                       48,283

Loans held for sale                                                                       1,664                           --

Loans                                                                                 3,679,907                    3,707,211
        Less allowance for loan losses                                                   32,621                       33,766
                                                                 --------------------------------- ----------------------------
                  Net loans                                                           3,647,286                    3,673,445
                                                                 --------------------------------- ----------------------------

Foreclosed assets, net                                                                      421                          140
Banking premises and equipment, net                                                      62,538                       64,605
Accrued interest receivable                                                              20,893                       23,865
Intangible assets                                                                       437,459                      443,148
Bank-owned life insurance                                                               109,770                      105,932
Other assets                                                                             64,101                       58,237
                                                                 --------------------------------- ----------------------------
                  Total assets                                  $                     6,175,471  $                 6,433,322
                                                                 ================================= ============================

             Liabilities and Stockholders' Equity
Deposits:
        Demand deposits                                         $                     1,142,838  $                 1,116,812
        Savings deposits                                                              1,418,168                    1,538,466
        Certificates of deposit of $100,000 or more                                     278,111                      253,024
        Other time deposits                                                           1,125,231                    1,142,171
                                                                 --------------------------------- ----------------------------
                  Total deposits                                                      3,964,348                    4,050,473

Mortgage escrow deposits                                                                 18,768                       15,389
Borrowed funds                                                                        1,048,387                    1,166,064
Subordinated debentures                                                                  26,611                       27,113
Other liabilities                                                                        38,955                       37,507
                                                                 --------------------------------- ----------------------------
                  Total liabilities                                                   5,097,069                    5,296,546
                                                                 --------------------------------- ----------------------------

Stockholders' Equity:
Preferred stock, $0.01 par value,
  50,000,000 shares authorized, none issued                                                  --                           --
Common stock, $0.01 par value, 200,000,000 shares authorized,
  79,879,017 shares issued and 69,372,501 shares outstanding at
  September 30, 2005, and 74,078,784 shares outstanding
   at December 31, 2004                                                                     799                          799
Additional paid-in capital                                                              963,545                      960,792
Retained earnings                                                                       385,685                      358,678
Accumulated other comprehensive (loss) income                                            (6,893)                       3,767
Treasury stock at cost                                                                 (154,152)                     (70,810)
Unallocated common stock held by Employee Stock
  Ownership Plan                                                                        (74,062)                     (76,101)
Common Stock acquired by the Stock Award Plan                                           (36,520)                     (40,349)
Common Stock acquired by the Directors' Deferred Fee Plan                               (13,224)                     (13,379)
Deferred compensation - Directors' Deferred Fee Plan                                     13,224                       13,379
                                                                  -------------------------------- ----------------------------
                  Total stockholders' equity                                          1,078,402                    1,136,776
                                                                  -------------------------------- ----------------------------
                  Total liabilities and stockholders'
                      equity                                     $                    6,175,471   $                6,433,322
                                                                  ================================ ============================

                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                        Consolidated Statements of Income
       Three and Nine Months Ended September 30, 2005 and 2004 (Unaudited)
                  (Dollars in Thousands, Except Per Share Data)

                                                         Three Months Ended             Nine Months Ended
                                                           September 30,                  September 30,
                                                    -----------------------------  ----------------------------
                                                        2005           2004            2005          2004
                                                    ------------- ---------------  ------------- --------------
Interest income:
 Real estate secured loans                         $    38,759   $      36,978    $   115,673   $     84,283
 Commercial loans                                        5,691           3,953         15,927         10,979
 Consumer loans                                          7,889           6,552         22,390         15,948
 Investment securities                                   4,275           4,799         12,925         14,522
 Securities available for sale                          12,271          14,423         38,901         32,603
 Other short-term investments                              103             108            419            408
 Federal funds                                             283              95            819            469
                                                    ------------- ---------------  ------------- --------------
                   Total interest income                69,271          66,908        207,054        159,212
                                                    ------------- ---------------  ------------- --------------

Interest expense:
 Deposits                                               15,603          11,321         42,619         27,123
 Borrowed funds                                          8,478           8,404         25,405         18,008
 Subordinated debentures                                   379             253          1,083            253
                                                    ------------- ---------------  ------------- --------------
                   Total interest expense               24,460          19,978         69,107         45,384
                                                    ------------- ---------------  ------------- --------------
                   Net interest income                  44,811          46,930        137,947        113,828

Provision for loan losses                                  100           1,050            500          2,700
                                                    ------------- ---------------  ------------- --------------
                   Net interest income after
                   provision for loan losses            44,711          45,880        137,447        111,128
                                                    ------------- ---------------  ------------- --------------

Non-interest income:
 Fees                                                    6,384           5,853         17,261         15,536
 Net gain on securities transactions                       213             577            151          1,312
 Bank-owned life insurance                               1,286           1,255          3,838          3,193
 Other income                                              (63)            515            292          2,531
                                                    ------------- ---------------  ------------- --------------
                   Total non-interest income             7,820           8,200         21,542         22,572
                                                    ------------- ---------------  ------------- --------------

Non-interest expense:
 Compensation and employee benefits                     15,221          17,869         50,186         46,351
 Net occupancy expense                                   4,842           4,837         14,523         12,355
 Data processing expense                                 2,135           2,156          6,462          5,820
 Amortization of intangibles                             1,595           1,953          5,581          3,048
 Advertising and promotion                               1,086           1,853          3,290          4,897
 Other operating expenses                                5,151           5,672         14,593         14,612
                                                    ------------- ---------------  ------------- --------------
                   Total non-interest expense           30,030          34,340         94,635         87,083
                                                    ------------- ---------------  ------------- --------------
                   Income before income tax expense     22,501          19,740         64,354         46,617
Income tax expense                                       7,564           6,397         20,626         14,399
                                                    ------------- ---------------  ------------- --------------
                   Net income                      $    14,937   $      13,343    $    43,728   $     32,218
                                                    ============= ===============  ============= ==============

Basic earnings per share                                 $0.23           $0.19          $0.66          $0.54
Average basic shares outstanding                    65,324,553      68,729,870     66,730,203     59,444,983

Diluted earnings per share                               $0.23           $0.19          $0.65          $0.54
Average diluted shares outstanding                  66,081,331      69,370,675     67,487,825     59,660,492



                                                       PROVIDENT FINANCIAL SERVICES, INC.
                                                       CONSOLIDATED FINANCIAL HIGHLIGHTS
                                                       (Dollars in thousands, except share data) (Unaudited)
                                                            At or for the Three            At or for the Nine
                                                                Months Ended                  Months Ended
                                                               September 30,                 September 30,
                                                       -------------------------------------------------------------
                                                             2005           2004          2005           2004
                                                             ----           ----          ----           ----
INCOME STATEMENT:
Net interest income                                          $44,811        $46,930       $137,947       $113,828
Provision for loan losses                                        100          1,050            500          2,700
Non-interest income                                            7,820          8,200         21,542         22,572
Non-interest expense                                          30,030         34,340         94,635         87,083
Income before income tax expense                              22,501         19,740         64,354         46,617
Net income                                                    14,937         13,343         43,728         32,218
Basic earnings per share                                       $0.23          $0.19          $0.66          $0.54
Diluted earnings per share                                     $0.23          $0.19          $0.65          $0.54
Interest rate spread                                            2.98%          3.19%          3.04%          3.08%
Net interest margin                                             3.31%          3.43%          3.35%          3.41%

PROFITABILITY:
Annualized return on average assets                             0.96%          0.87%          0.93%          0.88%
Annualized return on average equity                             5.42%          5.16%          5.28%          4.84%
Annualized non-interest expense to
    average assets                                              1.93%          2.21%          2.02%          2.37%
Efficiency ratio (1)                                           57.06%         62.29%         59.34%         63.84%

ASSET QUALITY:
Non-performing loans                                                                        $6,465         $4,889
Foreclosed assets                                                                              421             32
Non-performing loans to
    total loans                                                                               0.18%          0.13%
Non-performing assets to
    total assets                                                                              0.11%          0.08%
Allowance for loan losses                                                                  $32,621        $33,630
Allowance for loan losses to
    non-performing loans                                                                    504.58%        687.92%
Allowance for loan losses to
    total loans                                                                               0.89%          0.90%

AVERAGE BALANCE SHEET DATA:
Assets                                                    $6,188,773     $6,154,411     $6,266,827     $4,886,347
Loans, net                                                 3,659,764      3,405,859      3,658,180      2,636,690
Earning assets                                             5,402,747      5,442,634      5,481,589      4,461,198
Core deposits                                              2,566,915      2,540,794      2,581,520      2,019,111
Borrowings                                                 1,103,611      1,173,304      1,131,788        854,321
Interest-bearing liabilities                               4,565,435      4,670,130      4,635,726      3,591,234
Stockholders' equity                                       1,092,876      1,034,078      1,108,125        889,517
Average yield on interest-
    earning assets                                              5.11%          4.89%          5.03%          4.77%
Average cost of interest-
    bearing liabilities                                         2.13%          1.70%          1.99%          1.69%

Notes
(1) Efficiency Ratio Calculation

                                                             Three Months Ended            Nine Months Ended
                                                                September 30,                September 30,
                                                                -------------                -------------
                                                             2005           2004          2005           2004
                                                             ----           ----          ----           ----
Net interest income                                          $44,811        $46,930       $137,947       $113,828
Non-interest income                                            7,820          8,200         21,542         22,572
                                                           ---------      ---------     ----------     ----------
Total income                                                 $52,631        $55,130       $159,489       $136,400
                                                              ======         ======        =======        =======

Non-interest expense                                         $30,030        $34,340       $ 94,635       $ 87,083
                                                              ======         ======         ======         ======

    Expense/Income:                                           57.06%         62.29%         59.34%         63.84%
                                                              ======         ======         ======         ======


Average Quarterly Balances
NET INTEREST MARGIN ANALYSIS
(Unaudited) (Dollars in Thousands)                      September 30, 2005                     June 30, 2005
                                                        ------------------                     -------------
                                                  Average                 Average        Average              Average
                                                  Balance      Interest    Yield         Balance    Interest   Yield
                                             ---------------------------------------  ---------------------------------
Interest-Earning Assets:
   Federal Funds Sold and
      Other Short-Term Investments            $       46,332 $         386      3.31%  $     82,202 $       588    2.87%
   Investment Securities (1)                         429,596         4,275      3.99%       425,340       4,218    3.97%
   Securities Available for Sale                   1,222,842        11,705      3.83%     1,276,344      12,302    3.86%
   Federal Home Loan Bank Stock                       44,213           566      5.08%        45,423         548    4.84%
   Net Loans (2)
      Total Mortgage Loans                         2,747,397        38,759      5.63%     2,772,638      38,636    5.57%
      Total Commercial Loans                         371,342         5,691      6.00%       356,216       5,283    5.87%
      Total Consumer Loans                           541,025         7,889      5.79%       531,252       7,251    5.47%
                                               -------------  ------------              -----------  ----------
      Total Interest-Earning Assets                5,402,747        69,271      5.11%     5,489,415      68,826    5.01%
                                               -------------  ------------              -----------  ----------

Non-Interest Earning Assets:
   Cash and Due from Banks                           102,519                                101,294
   Other Assets                                      683,507                                683,839
                                               -------------                            -----------
        Total Assets                          $    6,188,773                           $  6,274,548
                                               =============                            ===========

Interest-Bearing Liabilities:
   Demand Deposits                            $      614,294         1,698      1.10%  $    606,275       1,245    0.82%
   Savings Deposits                                1,468,944         4,119      1.11%     1,520,867       4,004    1.06%
   Time Deposits                                   1,378,586         9,786      2.82%     1,393,860       8,862    2.55%
                                               -------------  ------------              -----------  ----------
        Total Deposits                             3,461,824        15,603      1.79%     3,521,002      14,111    1.61%
                                               -------------  ------------              -----------  ----------

   Borrowed Funds                                  1,103,611         8,857      3.18%     1,124,017       8,744    3.12%
                                               -------------  ------------              -----------  ----------
         Total Borrowings                          1,103,611         8,857      3.18%     1,124,017       8,744    3.12%
                                               -------------  ------------              -----------  ----------
        Total Interest-Bearing Liabilities         4,565,435        24,460      2.13%     4,645,019      22,855    1.97%
                                               -------------  ------------              -----------  ----------

Non-Interest Bearing Liabilities                     530,462                                523,149
                                               -------------                            -----------
          Total Liabilities                        5,095,897                              5,168,168
Stockholders' Equity                               1,092,876                              1,106,380
                                               -------------                            -----------
          Total Liabilities & Stockholders'
           Equity                             $    6,188,773                           $  6,274,548
                                               =============                            ===========

Net interest income                                          $      44,811                          $    45,971
                                                              ============                           ==========

Net interest rate spread                                                        2.98%                              3.04%
                                                                                ====                               ====
Net interest-earning assets                   $      837,312                           $    844,396
                                               =============                            ===========

Net interest margin (3)                                                         3.31%                              3.34%
                                                                                ====                               ====
Ratio of interest-earning assets to
      interest-bearing liabilities                      1.18x                                  1.18x
                                               =============                            ===========

----------------------------------------------
   (1)  Average outstanding balance amounts shown are amortized cost.
   (2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
   (3) Annualized net interest income divided by average interest-earning assets.

   The following table summarizes the quarterly net interest margin for the previous year, inclusive.


                                                 9/30/05       6/30/05     3/31/05     12/31/04     9/30/04
                                                 3rd Qtr.      2nd Qtr.    1st Qtr.     4th Qtr.    3rd Qtr.
Interest-Earning Assets:
   Securities                                      3.88%         3.86%       3.90%        3.76%      3.79%
   Net Loans                                       5.69%         5.58%       5.53%        5.52%      5.55%
     Total Interest-Earning Assets                 5.11%         5.01%       4.97%        4.90%      4.89%

Interest-Bearing Liabilities:
   Total Deposits                                  1.79%         1.61%       1.48%        1.37%      1.29%
   Total Borrowings                                3.18%         3.12%       3.08%        3.01%      2.94%
     Total Interest-Bearing Liabilities            2.13%         1.97%       1.88%        1.79%      1.70%

Interest Rate Spread                               2.98%         3.04%       3.09%        3.11%      3.19%
Net Interest Margin                                3.31%         3.34%       3.38%        3.38%      3.43%
Ratio of Interest-Earning Assets to
     Total Interest-Bearing Liabilities            1.18x         1.18x       1.18x        1.18x      1.17x


Average YTD Balances
NET INTEREST MARGIN ANALYSIS
(Unaudited)(Dollars in Thousands)

                                                        September 30, 2005                     June 30, 2005
                                                        ------------------                     -------------
                                                  Average                 Average        Average              Average
                                                  Balance      Interest    Yield         Balance    Interest   Yield
                                             ---------------------------------------  ---------------------------------
Interest-Earning Assets:
   Federal Funds Sold and
        Other Short-Term Investments          $       58,256 $       1,238      2.84%  $    106,645 $       877    1.10%
   Investment Securities (1)                         431,567        12,925      4.00%       494,534      14,522    3.92%
   Securities Available for Sale                   1,287,927        37,399      3.87%     1,185,256      32,192    3.63%
   Federal Home Loan Bank Stock                       45,659         1,502      4.40%        38,073         411    1.44%
   Net Loans (2)
        Total Mortgage Loans                       2,768,364       115,673      5.57%     1,960,222      84,283    5.74%
        Total Commercial Loans                       358,960        15,927      5.85%       314,134      10,979    4.67%
        Total Consumer Loans                         530,856        22,390      5.64%       362,334      15,948    5.88%
                                               -------------  ------------              -----------  ----------
        Total Interest-Earning Assets              5,481,589       207,054      5.03%     4,461,198     159,212    4.77%
                                               -------------  ------------              -----------  ----------

Non-Interest Earning Assets:
   Cash and Due from Banks                           102,015                                 88,748
   Other Assets                                      683,223                                336,401
                                               -------------                            -----------
            Total Assets                      $    6,266,827                           $  4,886,347
                                               =============                            ===========

Interest-Bearing Liabilities:
   Demand Deposits                            $      611,943         4,139      0.90%  $    508,172       3,143    0.83%
   Savings Deposits                                1,502,628        11,745      1.05%     1,155,000       7,327    0.85%
   Time Deposits                                   1,389,367        26,735      2.57%     1,073,741      16,653    2.07%
                                               -------------  ------------              -----------  ----------
            Total Deposits                         3,503,938        42,619      1.63%     2,736,913      27,123    1.32%
                                               -------------  ------------              -----------  ----------

   Borrowed Funds                                  1,131,788        26,488      3.13%       854,321      18,261    2.86%
                                               -------------  ------------              -----------  ----------
          Total Borrowings                         1,131,788        26,488      3.13%       854,321      18,261    2.86%
                                               -------------  ------------              -----------  ----------
         Total Interest-Bearing Liabilities        4,635,726        69,107      1.99%     3,591,234      45,384    1.69%
                                               -------------  ------------              -----------  ----------

Non-Interest Bearing Liabilities                     522,976                                405,596
                                               -------------                            -----------
             Total Liabilities                     5,158,702                              3,996,830
Stockholders' Equity                               1,108,125                                889,517
                                               -------------                            -----------
            Total Liabilities & Stockholders'
             Equity                           $    6,266,827                           $  4,886,347
                                               =============                            ===========

Net interest income                                          $     137,947                          $   113,828
                                                              ============                           ==========

Net interest rate spread                                                        3.04%                              3.08%
                                                                                ====                               ====
Net interest-earning assets                   $      845,863                           $    869,964
                                               =============                            ===========

Net interest margin (3)                                                         3.35%                              3.41%
                                                                                ====                               ====
Ratio of interest-earning assets to
      interest-bearing liabilities                      1.18x                                  1.24x
                                               =============                            ===========

----------------------------------------------
   (1)  Average outstanding balance amounts shown are amortized cost.
   (2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
   (3) Annualized net interest income divided by average interest-earning assets.

   The following table summarizes the YTD net interest margin for the previous three years, inclusive.

                                                          Nine Months Ended
                                               ---------------------------------------
                                                  9/30/05       9/30/04     9/30/03
                                                  -------       -------     -------
Interest-Earning Assets:
   Securities                                      3.88%         3.51%       3.26%
   Net Loans                                       5.60%         5.63%       6.28%
     Total Interest-Earning Assets                 5.03%         4.77%       4.82%

Interest-Bearing Liabilities:
   Total Deposits                                  1.63%         1.32%       1.76%
   Total Borrowings                                3.13%         2.86%       2.77%
      Total Interest-Bearing Liabilities           1.99%         1.69%       1.95%

Interest Rate Spread                               3.04%         3.08%       2.87%
Net Interest Margin                                3.35%         3.41%       3.35%
Ratio of Interest-Earning Assets to
      Total Interest-Bearing Liabilities           1.18x         1.24x       1.33x
